EXHIBIT 23.1

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                         CONSENT OF INDEPENDENT AUDITORS



Board of Directors
The Judge Group, Inc.
Bala Cynwyd, Pennsylvania


         We consent to the incorporation by reference in this Registration Statement on Form S-8 of The Judge Group, Inc. of our report dated March 20, 1998.



                                                           RUDOLPH, PALITZ LLP



Plymouth Meeting, Pennsylvania
August 5, 1998


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